Exhibit 4.4

EXECUTION VERSION

AMENDMENT NO. 3 TO AMENDED AND RESTATED
REGISTRATION RIGHTS AGREEMENT

This Amendment No. 3 to the Amended and Restated Registration Rights Agreement (“Amendment”), dated as of August 3, 2018, further amends that certain Amended and Restated Registration Rights Agreement, dated as of  July 11, 2014 (the “Agreement”), by and among Star Bulk Carriers Corp., a Marshall Islands corporation (the “Company”), and the Persons party thereto, as amended by Amendment No. 1, dated as of August 28, 2014 and Amendment No. 2, dated as of May 15, 2017. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed to such terms in the Agreement.

WHEREAS, the Company and certain shareholders of the Company are party to the Agreement;

WHEREAS, pursuant to the Purchase Agreement, dated as of April 20, 2018, as amended by a first amendment agreement dated on August 3, 2018 (the “Purchase Agreement”), by and among the Company, Star ABY LLC, Augustea Atlantica SpA (Atlantica”), Augustea Bunge Maritime Limited (“ABML”), Augustea Med Ltd (“Augustea Med” and, together with ABML, the “Augustea Holders”), Thalassa Ventures Corp., and the Robin Holders,  the Augustea Holders received an aggregate of 4,597,090 common shares, par value $0.01 per share, of the Company (the “Common Shares”) and the Robin Holders received an aggregate of 5,508,960 Common Shares;

WHEREAS, in conjunction with the Purchase Agreement and the transactions contemplated thereby, the Company has agreed to offer the Augustea Holders and the Robin Holders the opportunity to receive registration rights upon delivery of duly executed signatures page to the Amendment; and

WHEREAS, pursuant to Section 3.05 of the Agreement, the Company and the Oaktree Holders Majority desire to amend the Agreement as provided herein to provide for the grant of registration rights with respect to the shares of Common Shares issued to the Augustea Holders and the Robin Holders.

NOW, THEREFORE, in consideration of the mutual premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned does hereby agree as follows:

1.	Section 1.01 of the Agreement is hereby amended as follows:

a.	The following definitions are added to Section 1.01:

““Augustea Holders” means Augustea Med Ltd and Augustea Bunge Maritime Limited, and any successor funds thereto, and their respective Affiliates that are direct or indirect equity investors in the Company.”

““Augustea Holders Majority” means, as of any date, the Augustea Holders holding a majority of the Registrable Securities then held by all Augustea Holders.”

“Robin Holders” means, York Credit Opportunities Investments Master Fund, L.P., York Credit Opportunities Fund, L.P., York European Distressed Credit Fund, L.P., York European Focus Master Fund, L.P., York European Opportunities Investments Master Fund, L.P., Exuma Capital L.P., York Capital Management, L.P. and York Multi-Strategy Master Fund, L.P., and any successor funds thereto, and their respective Affiliates that are direct or indirect equity investors in the Company.”

““Robin Holders Majority” means, as of any date, the Robin Holders holding a majority of the Registrable Securities then held by all Robin Holders.”

““Third Amendment Date” means August 3 , 2018.”

b.	The following definitions are hereby amended and restated as follows:

““Adverse Disclosure” means public disclosure of material non-public information that, in the Board of Directors’ good faith judgment, after consultation with independent outside counsel to the Company, (i) would be required to be made in any Registration Statement filed with the Commission by the Company so that such Registration Statement would not contain a material misstatement of fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement; and (iii) the Company has a bona fide business purpose for not disclosing publicly.”

““Investor” means each of the Oaktree Holders, each of the Pappas Holders each of the New Holders, the Senator Holder, each of the Augustea Holders and each of the Robin Holders.”

c.	The following proviso is added to the end of the definition for Registrable Securities:

“; provided, further, however, that any Registrable Securities beneficially owned by the Augustea Holders and each of the Robin Holders shall cease to be Registrable Securities when such securities are eligible to be sold immediately under Rule 144 without restriction as to volume or manner of sale.”

2.	Section 2.01(a) of the Agreement is hereby amended to replace the first sentence with the following:

“Filing. Within 45 days after the Third Amendment Date, the Company shall use its reasonable best efforts to prepare and file with the Commission a Shelf Registration Statement covering, or shall amend an existing Shelf Registration Statement to cover, the resale of all Registrable Securities beneficially owned by the Oaktree Holders, the Pappas Holders, the Silver Oak Holder, the Senator Holder, the Augustea Holders and each of the Robin Holders, in each case, to the extent such Registrable Securities have not already been registered under a Shelf Registration Statement.”

“(x) more than four times per calendar year (each of which shall occur in different calendar quarters, as applicable.”

3.
Section 2.01(d) of the Agreement is hereby amended to replace the first proviso of the first sentence with “provided, however, that the Company, unless otherwise approved in writing by each of (i) the Oaktree Holders Majority (for so long as any of the Oaktree Holders holds any Registrable Securities), (ii) the Augustea Holders Majority (for so long as any of the Augustea Holders holds any Registrable Securities) and (iii) the Robin Holders Majority (for so long as the Robin Holders hold any Registrable Securities), shall not be permitted to exercise a Shelf Suspension more than twice, or for more than an aggregate of 60 days, in each case, during any 12-month period”

4.	Section 2.01(e)(iii) of the Agreement is hereby amended to replace “one (1) Business Day” with “two (2) Business Days” in the first sentence thereof.

5.
Section 2.02(a) of the Agreement is hereby amended by replacing clause (A) with the following “(A) as soon as practicable (but in no event less than 30 days prior to the proposed date of filing of such Registration Statement, or, in the case of a public offering under an already effective Shelf Registration Statement, as soon as practicable prior to the anticipated pricing or trade date; unless such Investor has a representative on the board of directors of the company and such representative has actual knowledge of the proposed Registration or public offering, then in no event less than 15 days prior to the date of filing of such Registration Statement or, in the case of a public offering under an already effective Shelf Registration Statement, as soon as practicable prior to the anticipated pricing or trade date), the Company shall give written notice of such proposed filing to the Investors, and such notice shall offer each Investor the opportunity to Register under such Registration Statement such number of Registrable Securities as such Investor may request in writing delivered to the Company within ten (10) days of delivery of such written notice by the Company (or, in the case of a public offering under an already effective Shelf Registration Statement, as soon as practicable prior to the anticipated pricing or trade date).”

6.	Section 2.06 of the Agreement is hereby amended by replacing it in its entirety with the following:

“SECTION 2.06. No Inconsistent Agreements; Additional Rights. The Company is not currently a party to, and shall not hereafter enter into without the prior written consent of (i)  the Oaktree Holders Majority, (ii) the Silver Oak Holder, (iii) the Senator Holder, (iv) the Augustea Holders Majority and (v) the Robin Holders Majority (for so long as the Oaktree Holders, the Silver Oak Holder, the Senator Holder, the Augustea Holders and the Robin Holders hold any Registrable Securities, respectively), any agreement with respect to its securities that is inconsistent with the rights granted to the Investors by this Agreement, including allowing any other holder or prospective holder of any securities of the Company (a) registration rights in the nature or substantially in the nature of those set forth in Section 2.01 or Section 2.02 that would have priority over the Registrable Securities with respect to the inclusion of such securities in any Registration (except to the extent such registration rights are solely related to Registrations of the type contemplated by Section 2.02(a)(ii) through (iv)) or (b) demand registration rights in the nature or substantially in the nature of those set forth in Section 2.01 that are exercisable prior to such time as the Requesting Investors can first exercise their rights under Section 2.01.”

7.	Section 3.06 of the Agreement is hereby amended by replacing it in its entirety with the following:

“SECTION 3.06. Successors, Assigns and Transferees. The rights and obligations of each party hereto may not be assigned, in whole or in part, without the written consent of the Company, the Oaktree Holders Majority, the Silver Oak Holder, the Senator Holder, the Augustea Holder Majority and the Robin Holders Majority (for so long as the Oaktree Holders, the Silver Oak Holder, the Senator Holder, the Augustea Holders and the Robin Holders hold any Registrable Securities, respectively); provided, however, that notwithstanding the foregoing, the rights and obligations set forth herein may be assigned, in whole or in part, by any Investor to any transferee of Registrable Securities that holds (after giving effect to such transfer) in excess of one percent (1%) of the then-outstanding Company Shares and such transferee shall, with the consent of the transferring Investor, be treated as an “Investor” for all purposes of this Agreement (it being understood that, without such consent from the transferring Investor, such transferee shall be treated as a “Holder” for all purposes of this Agreement) (each Person to whom the rights and obligations are assigned in compliance with this Section 3.06 is a “Permitted Assignee” and all such Persons, collectively, are “Permitted Assignees”); provided, further, that such transferee shall only be admitted as a party hereunder upon its, his or her execution and delivery of a joinder agreement, in form and substance acceptable to each Investor, agreeing to be bound by the terms and conditions of this Agreement as if such Person were a party hereto (together with any other documents the Investors determine are necessary to make such Person a party hereto), whereupon such Person will be treated as a Holder for all purposes of this Agreement, with the same rights, benefits and obligations hereunder as the transferring Holder with respect to the transferred Registrable Securities (except that if the transferee was a Holder prior to such transfer, such transferee shall have the same rights, benefits and obligations with respect to such transferred Registrable Securities as were applicable to Registrable Securities held by such transferee prior to such transfer).”

8.	Section 2.12 of the Agreement shall be amended by replacing it in its entirety with the following:

“SECTION 2.12. In-Kind Distributions.  If any Holder seeks to effectuate an in-kind distribution of all or part of its Company Shares to its direct or indirect equity holders, partners or members,  the Company will reasonably cooperate with and assist such Holder, such equity holders, partners or members  and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Holder (including the delivery of instruction letters by the Company or its counsel to the Company’s transfer agent, the delivery of customary legal opinions by counsel to the Company and the delivery of Company Shares without restrictive legends, to the extent no longer applicable or advisable).”

9.	Section 3.01 of the Agreement shall be amended by changing “5%” in clause (ii) thereof to “3%”.

10.
Section 3.05 of the Agreement shall be amended by adding the following proviso to the end of thereof:  “provided, however, that, other than the addition of new Holders to this Agreement, any such amendment that in the reasonable judgment of the Company adversely affects the rights of the Augustea Holder or the Robin Holders shall require the prior consent of the Augustea Holder Majority and the Robin Holder Majority, respectively.

11.
Each of the Augustea Holders and the Robin Holders hereby accede to and ratify the Agreement, as amended by this Amendment, and covenant and agree with the Company to be bound by the terms of the Agreement as a “Holder” and to duly and punctually perform and discharge all liabilities and obligations whatsoever from time to time to be performed or discharged by it under or by virtue of the Agreement, as amended by this Amendment, in all respects as if named as a party therein.

12.
The Company covenants and agrees that each of the Augustea Holders and the Robin Holders shall be entitled to all the benefits of the terms and conditions of the Agreement, as amended by this Amendment, to the intent and effect that each of the Augustea Holders and the Robin Holders shall be deemed, with effect from the date hereon, to be a party to the Agreement, as amended by this Amendment, as a “Holder.”

13.	The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect.

14.
This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of manually executed counterpart of this Amendment.

15.	This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles thereof.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

STAR BULK CARRIERS CORP.

By:	/s/ Simos Spyrou
Name: Simos Spyrou
Title: Co-Chief Financial Officer

[Signature Page to Amendment No. 3 to Amended and Restated Registration Rights Agreement]

INVESTORS:
OAKTREE VALUE OPPORTUNITIES FUND, L.P.

By:	Oaktree Value Opportunities Fund GP, L.P.
Its:	General Partner

By:	Oaktree Value Opportunities Fund GP, Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Ting He
Name: Ting He
Title: Vice President, Legal

OAKTREE OPPORTUNITIES FUND IX DELAWARE, L.P.

By:	Oaktree Fund GP, LLC
Its:	General Partner

By:	Oaktree Fund GP I, L.P.
Its:	Managing Member

By:	/s/ Ting He
Name: Ting He
Title: Authorized Signatory

OAKTREE OPPORTUNITIES FUND IX (PARALLEL 2), L.P.

By:	Oaktree Opportunities Fund IX GP, L.P.
Its:	General Partner

By:	Oaktree Opportunities Fund IX GP, Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Ting He
Name: Ting He
Title: Vice President, Legal

[Signature Page to Amendment No. 3 to Amended and Restated Registration Rights Agreement]

OCM XL HOLDINGS L.P.

By:	Oaktree Fund GP 2A Ltd.
Its:	General Partner

By:	Oaktree Capital Management, L.P.
Its:	Director

By:	/s/ Ting He
Name: Ting He
Title: Vice President, Legal

OAKTREE DRY BULK HOLDINGS LLC

By:	/s/ Ting He
Name: Ting He
Title: Authorized Signatory

OCM FIE, LLC

By:	/s/ Ting He
Name: Ting He
Title: Authorized Signatory

[Signature Page to Amendment No. 3 to Amended and Restated Registration Rights Agreement]

AUGUSTEA MED LTD	)
acting by Cesare Guerrieri	) /s/ Cesare Guerrieri
duly authorised in accordance with	)
the laws of Malta	)

AUGUSTEA BUNGE MARITIME LTD.	)
acting by Maurizio Paresi	) /s/ Maurizio Paresi
duly authorised in accordance with	)
the laws of Malta	)

[Signature Page to Amendment No. 3 to Amended and Restated Registration Rights Agreement]

YORK CREDIT OPPORTUNITIES	)
INVESTMENTS MASTER FUND, L.P.	)
acting by	) /s/ John J. Fosina
duly authorised in accordance with	) John J. Fosina
the laws of the Cayman Islands	) Chief Financial Officer
)
such execution being witnessed by:	)
/s/ Dania Vera
Dania Vera
Executive Assistant

YORK CREDIT OPPORTUNITIES FUND, L.P.	)
acting by	)	/s/ John J. Fosina
duly authorised in accordance with	)	John J. Fosina
the laws of the Delaware	)	Chief Financial Officer
)
such execution being witnessed by:	)
/s/ Dania Vera
Dania Vera
Executive Assistant

YORK EUROPEAN DISTRESSED CREDIT	)
FUND, L.P.	)
acting by	) /s/ John J. Fosina
duly authorised in accordance with	) John J. Fosina
the laws of the Cayman Islands	) Chief Financial Officer
)
such execution being witnessed by:	)
/s/ Dania Vera
Dania Vera
Executive Assistant

[Signature Page to Amendment No. 3 to Amended and Restated Registration Rights Agreement]

YORK EUROPEAN FOCUS MASTER FUND, L.P.	)
acting by	)	/s/ John J. Fosina
duly authorised in accordance with	)	John J. Fosina
the laws of the Cayman Islands	)	Chief Financial Officer
)
such execution being witnessed by:	)
/s/ Dania Vera
Dania Vera
Executive Assistant

YORK EUROPEAN OPPORTUNITIES	)
INVESTMENTS MASTER FUND, L.P.	)
acting by	) /s/ John J. Fosina
duly authorised in accordance with	) John J. Fosina
the laws of the Cayman Islands	) Chief Financial Officer
)
such execution being witnessed by:	)
/s/ Dania Vera
Dania Vera
Executive Assistant

EXUMA CAPITAL, L.P.	)
acting by	)	/s/ John J. Fosina
duly authorised in accordance with	)	John J. Fosina
the laws of the Cayman Islands	)	Chief Financial Officer
)
such execution being witnessed by:	)
/s/ Dania Vera
Dania Vera
Executive Assistant

[Signature Page to Amendment No. 3 to Amended and Restated Registration Rights Agreement]

YORK CAPITAL MANAGEMENT, L.P.	)
acting by	)	/s/ John J. Fosina
duly authorised in accordance with	)	John J. Fosina
the laws of the Delaware	)	Chief Financial Officer
)
such execution being witnessed by:	)
/s/ Dania Vera
Dania Vera
Executive Assistant

YORK MULTI-STRATEGY MASTER FUND, L.P.	)
acting by	)	/s/ John J. Fosina
duly authorised in accordance with	)	John J. Fosina
the laws of the Cayman Islands	)	Chief Financial Officer
)
such execution being witnessed by:	)
/s/ Dania Vera
Dania Vera
Executive Assistant

[Signature Page to Amendment No. 3 to Amended and Restated Registration Rights Agreement]